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                                                                     EXHIBIT 8.1

                 [Letterhead Of Wachtell, Lipton, Rosen & Katz]

                                  May 5, 2000

Tribune Company
435 North Michigan Avenue
Chicago, Illinois 60611

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Tribune Company, a Delaware corporation ("Tribune"), relating to the merger (the "Merger") of The Times Mirror Company, a Delaware corporation, with and into Tribune.

         We have participated in the preparation of the discussion set forth in the section entitled "The Merger--United States Federal Income Tax Consequences of the Merger" in the Registration Statement. In our opinion, such discussion, insofar as it relates to the United States federal income tax consequences of the Merger, is accurate in all material respects.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                             Very truly yours,



                                             /s/ WACHTELL, LIPTON, ROSEN & KATZ